EXHIBIT 99.2

IDT Corporation

Unaudited Pro Forma Condensed

Combined Statements of Operations

On December 19, 2001, IDT Corporation (“IDT”), through a subsidiary, acquired substantially all of the core domestic telecommunications assets of Winstar Communications, Inc. and certain of its subsidiaries (“Old Winstar”) that are debtors and debtors in possession in bankruptcy proceedings pending before the United States Bankruptcy Court for the District of Delaware. The acquiring subsidiary was subsequently renamed Winstar Holdings, LLC (“New Winstar”). New Winstar operates as a competitive local exchange carrier (“CLEC”) in multiple jurisdictions using fixed wireless technology to provide local and long distance voice services, Internet connectivity and data transmission services (the “Business”).

The purchase price for the Old Winstar assets consisted of $30.0 million in cash, 990,267 in newly issued shares of IDT Class B common stock valued at $12.5 million and 5% of the common equity interests in the acquiring subsidiary (the remaining 95% of the common equity interests as well as all of the preferred equity interests in the acquiring subsidiary were owned by a subsidiary of IDT). The allocation of the purchase price, was as follows (in thousands):

Trade accounts receivable and other current assets	$58,511
Property, plant, equipment and intangible assets	41,913
Trade accounts payable, accrued expenses and other current liabilities	(55,687)
Minority interests	(2,237)

Value of assets acquired	$42,500

The Old Winstar asset acquisition was accounted for using the purchase method of accounting for business combinations. The fair value of the Old Winstar assets acquired and liabilities assumed exceeded IDT’s acquisition costs. Therefore, in accordance with SFAS No. 141, Business Combinations, the excess value over the acquisition cost was allocated as a pro-rata reduction of the amounts that otherwise would have been assigned to the acquired assets, except with respect to the following:

•	Trade accounts receivable—present values of amounts to be received, less allowances for uncollectibility and collection costs.

•	Other current assets (principally assets to be sold)—fair value less cost to sell.

•	Trade accounts payable, accrued expenses and other current liabilities (principally relating to contractual agreements assumed) – present values of amounts to be paid.

On April 16, 2002, IDT, through a subsidiary, purchased the 5% common equity interests in New Winstar that it did not own. Consideration consisted of 792,079 newly issued shares of IDT

Class B common stock, which were valued at $13.3 million and allocated to property, plant and equipment.

The accompanying unaudited pro forma condensed combined statements of operations present the results of operations of IDT and Old Winstar for the nine months ended April 30, 2002, and for the year ended July 31, 2001 as if the Old Winstar asset acquisition had occurred at the beginning of such periods. The unaudited pro forma condensed combined statement of operations for the nine months ended April 30, 2002, combines the condensed consolidated statement of operations of IDT before cumulative effect of accounting change for the nine months ended April 30, 2002 and the statement of revenue and direct operating expenses of the Business for the period from August 1, 2001 to December 18, 2001. The unaudited pro forma condensed combined statement of operations for the year ended July 31, 2001 combines the condensed consolidated statement of operations of IDT for the year ended July 31, 2001 and the statement of revenue and direct operating expenses of the Business for the year ended September 30, 2001.

The statements of revenue and direct operating expenses of the Business for the period from August 1, 2001 to December 18, 2001 and the year ended September 30, 2001 do not include charges from Old Winstar for corporate selling, general, administrative, interest and income tax expenses because Old Winstar considered such items to be corporate expenses and did not allocate them to individual business units. Additionally, certain corporate expenses, including treasury, legal, tax, information systems, interest and management fees are not considered direct expenses of the Business and, as such, were not included in the statements of revenue and direct operating expenses. Accordingly, the accompanying unaudited pro forma condensed combined statements of operations for the nine months ended April 30, 2002 and the year ended September 30, 2001 are not indicative of the combined operations of IDT and New Winstar going forward.

Revenue and direct operating expenses of the Business for the period from August 1, 2001 to September 30, 2001 are included in the unaudited pro forma condensed combined statement of operations for the nine months ended April 30, 2002 as well as for the year ended July 31, 2001. Revenue and the excess of revenue over direct operating expenses of the Business for the period from August 1, 2001 to September 30, 2001 were $35.8 million and $17.1 million, respectively.

A pro forma condensed combined balance sheet of IDT and Old Winstar as of April 30, 2002 has not been presented because the acquisition of assets from Old Winstar has been reflected in the April 30, 2002 consolidated balance sheet contained in the IDT quarterly report on Form 10-Q for the quarter ended April 30, 2002.

The pro forma condensed combined statements of operations should be read in conjunction with (1) the historical financial statements of IDT, including the notes thereto, which are contained in the IDT quarterly report on Form 10-Q for the quarter ended April 30, 2002, and the IDT Annual Report on Form 10-K for the year ended July 31, 2001, and (2) the historical statements of assets acquired and liabilities assumed as of September 30, 2001 (unaudited) and December 31, 2000 and the related statements of revenue and direct operating expenses of the domestic operating assets previously used by Old Winstar for the nine months ended September 30, 2001 and 2000 (unaudited) and for the year ended December 31, 2000, which are included herein.

The unaudited pro forma condensed combined statements of operations are included for information purposes only and are not necessarily indicative of the operating results that would have occurred if the Old Winstar asset acquisition had been consummated as of the date indicated, nor are they necessarily indicative of future financial condition or operating results.

Pro forma adjustments for the Old Winstar and New Winstar asset acquisitions reflect the issuance of 990,267 and 792,079 newly issued shares of IDT Class B common stock during the quarters ended January 31, 2002, and April 30, 2002, respectively.

IDT Corporation

Pro Forma Condensed Combined Statement of Operations

Nine months ended April 30, 2002

(Unaudited)

(In thousands, except per share data)

	IDT (a)	Old Winstar (b)	Adjustments		Pro Forma Combined
Revenues	$1,114,887	$72,700	$—		$1,187,587
Costs and expenses:
Direct cost of revenues (exclusive of items shown below)	879,607	63,298	—		942,905
Selling, general and administrative	268,827	86,679	—		355,506
Depreciation and amortization	46,840	17,744	(9,360	)(c)	55,224
Impairment charges	2,781	—	—		2,781

Total costs and expenses	1,198,055	167,721	(9,360)		1,356,416
Loss from operations	(83,168)	(95,021)	9,360		(168,829)
Interest income, net	15,496	—	—		15,496
Other income (expense):
Equity in loss of affiliate	(41,794)	—	—		(41,794)
Investment and other loss, net	(8,315)	—	—		(8,315)

Loss before minority interests, income taxes, and cumulative effect of accounting change	(117,781)	(95,021)	9,360		(203,442)

Minority interests	(15,529)	—	—		(15,529)
Benefit from income taxes	55,173	—	—	(d)	55,173

Loss before cumulative effect of accounting change	$(78,137)	$(95,021)	$9,360		$(163,798)

Earnings per share before cumulative effect of accounting change:
Basic	$(1.06)				$(2.17)

Diluted	$(1.06)				$(2.17)

Weighted-average number of shares used in calculation of earnings per share before cumulative effect of accounting change:
Basic	73,592		1,782	(e)	75,374

Diluted	73,592		1,782	(e)	75,374

IDT Corporation

Pro Forma Condensed Combined Statement of Operations

Year ended July 31, 2001

(Unaudited)

(In thousands, except per share data)

	IDT (f)	Old Winstar (g)	Adjustments		Pro Forma Combined
Revenues	$1,230,950	$216,625	$—		$1,447,575
Costs and expenses:
Direct cost of revenues (exclusive of items shown below)	1,066,845	213,640	—		1,280,485
Selling, general and administrative	337,107	296,965	—		634,072
Write down of inventory and assets held for sale	—	121,931	—		121,931
Depreciation and amortization	60,351	231,417	(220,239	)(c)	71,529
Impairment charges	199,357	2,769,397	—		2,968,754

Total costs and expenses	1,663,660	3,633,350	(220,239)		5,076,771
Loss from operations	(432,710)	(3,416,725)	220,239		(3,629,196)
Interest income, net	52,768	—	—		52,768
Other income (expense):
Equity in loss of affiliate	(75,066)	—	—		(75,066)
Gain on sale of subsidiary stock	1,037,726	—	—		1,037,726
Investment and other income, net	164,762	—	—		164,762

Income (loss) before minority interests and income taxes	747,480	(3,416,725)	220,239		(2,449,006)

Minority interests	(5,726)	—	—
(Provision for) benefit from income taxes	(209,395)	—	13,676	(d)	(195,719)

Net income (loss)	$532,359	$(3,416,725)	$233,915		$(2,650,451)

Earnings per share:
Basic	$7.79				$(37.82)

Diluted	$7.12				$(34.62)

Weighted-average number of shares used in calculation of earnings per share:
Basic	68,301		1,782	(e)	70,083

Diluted	74,786		1,782	(e)	76,568

Notes to Unaudited Pro Forma

Condensed Combined Statements of Operations

(a)	Reflects the operating results of IDT for the nine months ended April 30, 2002, which includes the Old Winstar asset acquisition as of December 19, 2001.

(b)	Reflects the revenue and direct operating expenses of the domestic operating assets previously used by Old Winstar and acquired by IDT for the period from August 1, 2001 to December 18, 2001.

(c)	Because the fair value of the Old Winstar assets acquired and liabilities assumed exceeded IDT’s acquisition costs, the excess value over the acquisition cost has been allocated as a pro-rata reduction of the amounts that otherwise would have been assigned to the acquired assets, resulting in a reduction of the historical values of Old Winstar’s property, plant, equipment and intangible assets. Accordingly, the pro forma adjustments reflect a depreciation and amortization expense decrease of $9.4 million and $220.2 million for the nine months ended April 30, 2002, and for the year ended July 31, 2001, respectively.

(d)	Pro forma adjustment to record a tax benefit of $13.7 million for the year ended July 31, 2001, using a 40% effective tax rate, based on a $34.2 million loss limitation. No tax benefit was recorded for the nine months ended April 30, 2002, since we assumed full utilization of the loss limitation for the year ended July 31, 2001, as noted above.

(e)	Pro forma adjustment to record the issuance by IDT of 1.8 million new shares of IDT Class B common stock, as if the Old Winstar asset acquisition had occurred at the beginning of such periods.

(f)	Reflects the operating results of IDT for the year ended July 31, 2001.

(g)	Reflects the revenue and direct operating expenses of the domestic operating assets previously used by Old Winstar and acquired by IDT for the year ended September 30, 2001.